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                                TENGASCO, INC.
                          603 Main Avenue, Suite 500
                          Knoxville, Tennessee 37902




                                 June 2, 1998


Mr. Michael P. Cross, President
Twister Transmission Company
Michael Cross and Chris Gordon, Managers
Twister Partners L.L.C.
Chris Gordon, President
ZG Exploration, Inc.
Michael Cross, Manager
Twister Gas Services L.L.C.
5600 N. May, Suite 190
Oklahoma City, Oklahoma 73112


                                        Re: Agreement to Purchase all of
                                            Twister Entities by Tengasco, Inc.

Gentlemen:


          This will confirm our agreement with ech of the undersigned regarding the purchase by Tengasco, Inc., a Tennessee corporation ("Buyer"), of all interests in Twister Gas Services L.L.C. an Oklahoma limited liability company ("Twister Gas") and all of the assets of Twister Partners, L.L.C., an Oklahoma limited liability company ("Twister Partners"), from Twister Transmission Company, an Oklahoma Corporation, ("Twister Transmission"), ZG Exploration, Inc. an Oklahoma Corporation ("ZGX"), and Twister Partners L.L.C. Twister Transmission, ZGX, and Twister Partners L.L.C. are sometimes referred to hereafter collectively as the "Sellers." Twister Gas, Twister Partners, Twister Transmission and ZGX are sometimes referred to hereinafter collectively as the "Business." The consideration for this agreement is ten dollars each to the other in hand paid, the costs and the expenses incurred by the parties to date and agreement to incur future costs of due diligence of each party. Each party to pay their own costs. The Interests (as hereafter defined) owned by each Seller will be acquired by Tengasco as follows:

          1. Terms. The Buyer will acquire the Interests on the terms set forth on Schedule "A" attached as a part hereof. The parties hereby agree that the "Interests" consist of all of the ownership interests in Twister Gas and all of the assets of Twister Partners owned by the Sellers and that Sellers own all of the interest in Twister Gas. Each Seller's obligation will be limited to the delivery of all of the Interests owned by such Seller fee and clear of all liens, claims and encumbrances.

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       2.  Representations by Sellers.  Sellers represent to Buyer that Twister
Gas Services L.L.C. is owned 100% by Twister Transmission and ZGX and that Michael P. Cross is the President of Twister Transmission and Chris Gordon is President of ZGX, Michael P. Cross and Chris Gordon are the Managers of Twister Partners L.L.C. Sellers further represent that Twister Gas Services L.L.C. is the gas marketing operating company of the Twister group of affiliated companies which includes Twister Transmission, ZGX, Twister Gas and Twister Partners L.L.C. Further, Sellers represent that the oil and gas properties included in the January 1, 1998 appraisal by Lee Keeling & Associates, Inc. are all owned and held in the name of Twister Gas Services, L.L.C. or Twister Partners L.L.C.

       3. Purchase Agreement. Upon the execution of this letter agreement by all parties, the Buyer and the Sellers will, in good faith, negotiate a Purchase and Sale Agreement (the "Agreement") containing the primary terms set forth on Schedule "A" together with the representations, warranties and covenants as usual and customary in transactions of this nature. The Agreement and the remaining documents will be prepared by Buyers and be subject to approval by the Sellers.

       4. Conditions to the Consummation of the Transaction. In addition to the usual and customary conditions in transactions of this nature, the Buyer's obligation to acquire the Interests and Seller's obligation to sell and to consummate the Agreement will be conditioned on: (a) the satisfactory completion by the Buyer and the Buyer's representatives of preacquisition due diligence of all aspects of the Businesses and Interests being conveyed; (b) obtaining any consents which are reasonably determined by the Buyer to be necessary to the conveyance of any of the Interests including but not limited to Board of Directors and Shareholders approval of the Buyer; (c) successful efforts by the Buyer to raise the capital necessary for this transaction; (d) the satisfactory completion by the Sellers and the Sellers representatives of preacquisition due diligence of all aspects of the Buyer; and (e) obtaining any consents which are reasonably determined by the Sellers to be necessary for the conveyance of the Interests including Board of Director and shareholder approval of the Sellers.

       5. Access. Subsequent to the execution of this letter through the closing date (as defined in Schedule "A"), the Sellers will provide and permit the Buyer reasonable access to: (a) all locations where the Businesses conduct business; (b) the books, records, computer systems and computer files relating to the Businesses and the Interests; (c) the Business's representatives including, without limitation, all of the officers, directors, employees and accountants; and (d) Buyer further agrees to provide and permit Sellers reasonable access to the books, records, all business locations, computer files, and without limitation the officers, directors, employees and accountants of the Buyer.

       6. Disclosure. Upon the completed execution of this letter agreement, the Sellers and the Buyer will issue a joint press release to the drafted and agreed to by Buyer and by Cross disclosing to the public the agreement entered into herein.

       7. Conduct of Business. During the period from the date of this letter until the closing date, the Sellers will: (a) operate the Businesses in a businesslike manner in the ordinary

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course of business with prior practices; (b) to the best of the Sellers'
ability, maintain the Businesses and the Interests; (c) to best of Sellers ability maintain all contracts, arrangements and relations with the employees, suppliers, lessors and contractors for the Businesses; (d) to best of Sellers ability not change or permit the operation of the Businesses to be changed in a manner that is materially adverse; and (e) not transfer any assets of the business other than transfers in the ordinary course of business.

       If the foregoing meets with your approval, please sign and return one copy of this letter by telefacsimile to our offices no later than 5:00 p.m., central daylight savings time, June 2, 1998. The parties hereby agree that a telefacsimile of this letter signed by all of the parties will constitute an agreement in accordance with the terms hereof as if all of the parties had executed an original of this letter. Such letters may be signed in counterparts. On receipt of a signed letter, we will proceed in accordance with the Timelines. This agreement shall be interpreted under the laws of Oklahoma. Time is of the essence and closing shall occur within 60 days of execution of this letter by the Sellers.

Best Regards,

Tengasco, Inc.

/s/ Michael Ratliff

Michael Ratliff
Chief Executive Officer

AGREED TO AND ACCEPTED in Oklahoma City, Oklahoma this 2nd day of June 1998.

                                       Twister Transmission Company
                                       (an Oklahoma corporation)

                                       by /s/ Michael P. Cross
                                          ----------------------------
                                          MICHAEL P. CROSS, President

                                       ZG Exploration, Inc.
                                       (an Oklahoma corporation)

                                       by /s/ Chris Gordon
                                          ----------------------------
                                          CHRIS GORDON, President

                                       Twister Partners L.L.C.
                                       (an Oklahoma limited liability company)

                                       by /s/ Michael P. Cross
                                          ----------------------------
                                          MICHAEL P. CROSS, Manager

                                       by /s/ Chris Gordon
                                          ----------------------------
                                          CHRIS GORDON, Manager

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                                 SCHEDULE "A"

1.   Acquisition Type:    Tengasco, Inc. ("TI") will acquire the Interests as
follows:

              A.   100% of members' interests in Twister Gas Services L.L.C.

              B.   100% of the assets of Twister Partners L.L.C.

              C. The oil and gas properties as contained in the Appraisal by Lee Keeling & Associates, Inc. dated January 1, 1998 and any oil and gas properties not included in the report but owned by entities, and any oil and gas properties acquired since January 1, 1998 and not included in such report with the exception of the Topping=State and Murl Cole wells which have been sold for cash.

              D. Rights to any and all oil and gas prospects currently under consideration by any Twister Gas or affiliated personnel except for the personal commitments previously entered into by Twister personnel.

              E. Properties shall be free from all liens except those disclosed to Buyers.


2.   Purchase Price:  The purchase price will be as follows and will be allocated among the Sellers according to the Purchase and Sale Agreement and in accordance with their
                      Interests:

               Cash at Closing:   $12,500,000

               TI Stock:          250,000 shares of unregistered common stock
                                  with a discounted value of $10.00. The stock will be subject to sale under Rule 144 and Sellers will also receive appropriate piggyback registration rights.


3.   Employment Contract:  Employment contracts with Michael P. Cross, Chris
                           Gordon and James Zaslaw for two years the terms of which have been agreed to which includes salary, stock options of Tengasco, Inc., and a two year covenant (from employment termination) not to compete in gas marketing with Twister Gas or its successors.


4.   Effective Date:  Closing date or to be determined.


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5.   Timelines: Execute Letter Agreement to Purchase         ASAP
                Tengasco Board Approval                      20 Days
                Twister Group Board and Shareholder Approval 30 Days
                Twister Partners member approval             30 Days
                Written financing Commitment                 45 Days
                Tengasco Stockholder Approval                50 Days
                Closing                                      60 Days
                Due Diligence                                At Closing
                Execution of Purchase and Sale Agreement     At Closing
                Execution of Employment Contracts            At Closing
                Execution of Non-compete agreements          At Closing
                Execution of Stock option agreements         At Closing


6.   Compliance:   News release        Upon Execution of Letter
                                       Agreement to Purchase

                   Form 8KSB to SEC    68 Days